EXHIBIT 99B5

SELECTED PROPORTIONATE DATA (UNAUDITED) (1)<F1>      U S WEST MEDIA GROUP

                                  Cable and
                              Telecommunications         Wireless
                                  Domestic
Dollars in millions               (2)<F2>   Int'l   Domestic    Int'l
---------------------------------------------------------------------
QTR Ended
September 30, 1996
Revenues                           $753      $57       $286     $111
EBITDA                              176      (16)       106        1
Net income (loss)                   (18)     (51)        46      (28)

Subscribers/advertisers
 (thousands)                      3,023      647      1,664      419

QTR Ended
September 30, 1995
Revenues                           $649      $32       $221      $75
EBITDA                              156      (10)        76       -
Net income (loss)                   (11)     (23)        24      (16)

Subscribers/advertisers
 (thousands)                      2,790      599      1,162      271


Nine Months Ended
September 30, 1996
Revenues                         $2,168     $157       $787     $298
EBITDA                              516      (36)       253        1
Net income (loss)                   (26)    (157)        88      (70)


Nine Months Ended
September 30, 1995
Revenues                         $1,890      $82       $580     $200
EBITDA                              431      (34)       188      (25)
Net income (loss)                   (39)     (36)        56      (76)


<F1>

(1) Proportionate data reflects the Media Group's relative ownership interest in revenues and EBITDA for both its consolidated and equity method entities. Proportionate data is not required by GAAP or intended to replace the Combined Financial Statements prepared in accordance with GAAP.
<F2>
(2) Includes the Media Group's 25.51 percent pro-rata priority and residual equity interests in reported TWE results.



SELECTED PROPORTIONATE DATA (UNAUDITED) (1)<F1>      U S WEST MEDIA GROUP

                                  Directory &          Corp
                              Information Services       &
Dollars in millions             Domestic    Int'l      Other    Total
---------------------------------------------------------------------
QTR Ended
September 30, 1996
Revenues                           $276      $54         $3   $1,540
EBITDA                              108        5         (5)     375
Net income (loss)                    59        3          7       18

Subscribers/advertisers
 (thousands)                        482      264         -     6,499

QTR Ended
September 30, 1995
Revenues                           $264      $28        $11   $1,280
EBITDA                              108       (3)        10      337
Net income (loss)                    65       (6)        (4)      29

Subscribers/advertisers
 (thousands)                        473      254         -     5,549


Nine Months Ended
September 30, 1996
Revenues                           $826     $131         $9   $4,376
EBITDA                              349        5        (30)   1,058
Net income (loss)                   193       (9)        (9)      10


Nine Months Ended
September 30, 1995
Revenues                           $784      $72        $27   $3,635
EBITDA                              318       (7)        14      885
Net income (loss)                   186      (11)       (11)      69


<F1>

(1) Proportionate data reflects the Media Group's relative ownership interest in revenues and EBITDA for both its consolidated and equity method entities. Proportionate data is not required by GAAP or intended to replace the Combined Financial Statements prepared in accordance with GAAP.

                                 11